UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2005

APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 883-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 22, 2005, Applica Incorporated and certain of its subsidiaries (“Applica”) entered into a First Amendment to Amended and Restated Credit Agreement and Third Amendment to Security Agreement (the “Amendment”). The Amendment provides Applica a temporary increase in liquidity from July 1, 2005 through November 30, 2005.

     In consideration of the Amendment, Applica agreed to pay its bank group a fee of $125,000.

Item 9.01. Financial Statements and Exhibits.

     A copy of the First Amendment to Amended and Restated Credit Agreement and Third Amendment to Security Agreement among Applica Incorporated, each of its subsidiaries party thereto, each of the lenders party thereto, and Bank of America, N.A., as agent, dated June 22, 2005 is attached as Exhibit 10.1 to this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 23, 2005	Applica Incorporated

	By:	/s/ Terry Polistina

Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement and Third Amendment to Security Agreement among Applica Incorporated, each of its subsidiaries party thereto, each of the lenders party thereto, and Bank of America, N.A., as agent dated June 22, 2005